Exhibit 99.1

News Release

SEAHAWK DRILLING, INC. ANNOUNCES REVIEW OF STRATEGIC ALTERNATIVES

HOUSTON, NOVEMBER 2, 2010

Seahawk Drilling, Inc. (“Seahawk”) (NASDAQ: HAWK) announced today that its Board of Directors has initiated a process to explore and consider possible strategic alternatives for enhancing shareholder value. These alternatives could include, but are not limited to, transactions involving a sale of assets, a recapitalization, or a sale or merger of Seahawk. The Board of Directors and its Finance Committee, which is comprised solely of independent directors, are overseeing this process and Simmons & Company International has been retained as financial advisor to assist and advise Seahawk.

Seahawk’s liquidity and revenue generation have been adversely affected by the dramatic slow-down in the issuing of shallow water drilling permits in the U.S. Gulf of Mexico following the Macondo well blowout, the continued low prices for natural gas, the general economic slowdown and other factors discussed in Seahawk’s filings with the Securities and Exchange Commission. However, the Board of Directors and management believe that Seahawk’s core strategy is sound and that there are opportunities for international expansion and domestic growth.

Seahawk President and Chief Executive Officer, Randall D. Stilley, said: “We have engaged Simmons to explore strategic alternatives after careful reflection and consideration by the Board of Directors, the Finance Committee, and management of the difference between Seahawk’s internal valuation of its assets and equity value and the current market value of Seahawk as indicated by our stock price, as well as our short-term and long-term liquidity needs. We are undertaking this evaluation to best realize the potential of our assets and maximize value to our shareholders.”

Seahawk has not set a definitive timetable for completion of its evaluation and there can be no assurance that this process will lead to the approval or completion of any transaction. Seahawk does not intend to disclose developments regarding this process unless and until its Board of Directors approves a specific transaction or otherwise concludes its review of strategic alternatives.

Seahawk is an offshore drilling company headquartered in Houston, Texas. Seahawk owns and operates a fleet of 20 jackup rigs that are located in the Gulf of Mexico. The company’s shares are traded on the NASDAQ Stock Market under the symbol “HAWK.” Additional information may be found at www.seahawkdrilling.com.

The Seahawk Drilling, Inc. logo is available at http://photos.prnewswire.com/prnh/20100909/SEAHAWKLOGO

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Seahawk expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “anticipate,” “estimate,” “continue,” “could,” or other similar words. These forward-looking statements may include, but are not limited to, references to Seahawk’s liquidity, future gas prices, the possibility of any strategic transaction, Seahawk’s future operating results and financial condition, and Seahawk’s strategy and opportunities for international expansion and domestic growth. Forward-looking statements are not guarantees of performance. Seahawk has based these statements on Seahawk’s assumptions and analyses in light of Seahawk’s experience and perception of historical trends, current conditions, expected future developments and other factors Seahawk believes are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause Seahawk’s actual results to differ materially from the expectations reflected in Seahawk’s forward-looking statements include those described under Item 1A of Seahawk’s Form 10-K for the fiscal year ended December 31, 2009 and any subsequently filed Form 10-Q, any factors set forth in Seahawk’s other reports filed with the Securities and Exchange Commission, and the following factors, among others:

•	general economic and business conditions, including conditions in the credit markets;

•	prices of crude oil and natural gas and industry expectations about future prices;

•	ability to adequately staff Seahawk’s rigs and attract and retain key management;

•	foreign exchange controls and currency fluctuations;

•	maintenance of Seahawk’s credit ratings;

•	political stability in the countries in which Seahawk operates;

•	the business opportunities, or lack thereof, that may be presented to and pursued by us;

•	cancellation or renegotiation of Seahawk’s drilling contracts or payment or other delays or defaults or non-payments by Seahawk’s customers and their continued creditworthiness;

•	changes in laws or regulations including the possibility of further regulation of off shore drillers in the Gulf of Mexico;

•	the ability of Seahawk’s customers to obtain the proper permits necessary to conduct operations;

•	demand for Seahawk’s rigs;

•	the effects of competition;

•	the effect of litigation and contingencies, including those relating to the Pride Wyoming and the pending and possible future tax assessments by the Mexican government;

•	labor relations and work stoppages;

•	the results of Seahawk’s risk management strategies and evaluation of strategic alternatives;

•	the availability of, and Seahawk’s ability to consummate, acquisition or divestiture opportunities;

•	Seahawk’s ability to access capital to fund expansion acquisitions and its working capital needs and Seahawk’s ability to obtain debt or equity financing on satisfactory terms;

•	operating hazards and cancellation or unavailability of insurance coverage;

•	accidents or other unscheduled shutdowns;

•	competition and market conditions in the contract drilling industry; and

•	severe weather.

Other factors that are unknown or unpredictable, could also have a material adverse effect on future results.

All subsequent written and oral forward looking statements attributable to Seahawk or to persons acting on Seahawk’s behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by Seahawk’s forward-looking statements may not occur, and you should not place any undue reliance on any of Seahawk’s forward-looking statements. Seahawk’s forward-looking statements speak only as of the date made and Seahawk undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.